EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of OMNIQ Corp. and subsidiaries, formerly known as Quest Solution, Inc., on Form S-8 (File No. 333-213746) of our report dated March 30, 2021, with respect to our audit of the consolidated financial statements of OMNIQ Corp. as of December 31, 2020 and for the year then ended, which report is included in this Annual Report on Form 10-K.

Haynie & Company

Salt Lake City, Utah

March 30, 2021